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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Registration Statement No. 333-45455 of Lamonts Apparel, Inc. on Form S-8 of our report, dated April 16, 1999, appearing in this Annual Report on Form 10-K of the Company for the year ended January 30, 1999.


/s/ Deloitte & Touche LLP

Seattle, Washington
April 27, 1999